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                                                                   EXHIBIT 99




FOR IMMEDIATE RELEASE
DECEMBER 19, 2002


                                  PRESS RELEASE

    Citizens Financial Contributes Additional Capital to Principal Operating
        Subsidiary and Approves Repurchase Program For Some Common Shares


Louisville,   KY   (December   19,  2002)  -  Citizens   Financial   Corporation
(NASDAQ-CNFL) announced today it had contributed additional capital of $2,000,000 to Citizens Security Life Insurance Company, its principal operating subsidiary. The contribution was made to ensure that Citizens Security's capital strength, as measured by A.M. Best and other rating agencies, is maintained. These funds were raised by a private placement of Citizens Financial's thirty-month subordinated notes.

Darrell Wells, Chairman and President of Citizens Financial stated, "The Company had earmarked an additional $250,000 to be used for the repurchase of its common stock from time to time in open-market or privately negotiated transactions." Prices paid will not exceed the most recent book value of the common stock. Management will determine the number of shares purchased and the timing of purchases in its discretion based upon a number of factors, including the common stock's market price and market conditions, and is not limited by a timetable or minimum price policy.


                        For further information contact:

                                 Lane A. Hersman
                            Executive Vice President
                                  502/244-2420